SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                           ------------


                              FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

                           ------------

                             SEPTEMBER 21, 1999
              Date of Report (Date of Earliest Event Reported)


                           U.S. BIOSCIENCE, INC.
           (Exact name of Registrant as specified in its charter)


           DELAWARE                      1-10392               23-2460100
(State or Other Jurisdiction of   (Commission File Number)    (IRS Employer)
Incorporation or Organization)                             Identification  No.)


      ONE TOWER BRIDGE
      100 FRONT STREET
WEST CONSHOHOCKEN, PENNSYLVANIA                                19428
(Address of Principal Executive Office)                      (Zip Code)


                               (610) 832-0570
            (Registrant's telephone number, including area code)


                               NOT APPLICABLE
       (Former Name or Former Address, if Changed Since Last Report)



ITEM 5.  OTHER EVENTS.

      U.S. Bioscience, Inc. ("U.S. Bioscience") entered into an Agreement and Plan of Merger, dated as of September 21, 1999, among MedImmune, Inc. ("MedImmune"), Marlin Merger Sub Inc. ("Merger Sub"), and U.S. Bioscience (the "Merger Agreement"). The Merger Agreement provides for the acquisition of U.S. Bioscience by MedImmune in an all stock merger transaction that is intended to be accounted for as a pooling of interests under generally accepted accounting principles. Pursuant to the Merger Agreement, U.S. Bioscience stockholders will receive .1500 (the "Exchange Ratio") of a share of common stock, par value $0.01 per share, of MedImmune (the "MedImmune Common Stock") for each share of common stock, par value $0.01 per share, of U.S. Bioscience (the "U.S. Bioscience Common Stock") they own, subject to adjustment depending on the average of the closing prices of the shares of MedImmune Common Stock for the 20 trading days (as defined) ending on the third trading day prior to the date of the U.S. Bioscience stockholders meeting called to approve the Merger ("Average Share Price"). The Exchange Ratio will be adjusted as follows:

            Average Share Price       Exchange Ratio

                >$140          $19.10 / Average Share Price
             $140 > $132                  0.1364
             $132 > $120       $18.00 / Average Share Price
             $100 > $88        $15.00 / Average Share Price
                < $80                     0.1705

If the Average Share Price is less than $80, U.S. Bioscience may terminate the Merger Agreement unless MedImmune delivers a notice to the effect that the Exchange Ratio will be fixed at $13.64 divided by the Average Share Price. The Merger Agreement also provides that in the event the Merger is terminated by U.S. Bioscience under certain circumstances, U.S. Bioscience will pay a termination fee of $15,000,000 and will reimburse MedImmune for certain expenses up to an aggregate of $2,000,000.

      As a condition to MedImmune's willingness to enter into the Merger Agreement, U.S. Bioscience granted to MedImmune an option to purchase, under certain circumstances, up to 19.9% of the outstanding shares of U.S. Bioscience Common Stock at a price of $16.50 per share, subject to adjustment, pursuant to a stock option agreement, dated as of September 21, 1999 (the "Option Agreement").

      On September 21, 1999, U.S. Bioscience also amended the Rights Agreement, dated as of May 19, 1995, between U.S. Bioscience and American Stock Transfer & Trust Company (the "Rights Agreement") in order, among other things, to exempt MedImmune and the transactions contemplated by the Merger Agreement and the Option Agreement from the operation of the Rights Agreement.

      A copy of the Merger Agreement, the Option Agreement and the amendment to the Rights Agreement are being filed as Exhibits 99.1, 99.2 and 99.3 to this report and are incorporated herein by reference. A copy of the joint press release issued by MedImmune and U.S. Bioscience announcing the transaction is being filed as Exhibit 99.4 to this report and is incorporated herein by reference.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        99.1 Agreement and Plan of Merger, dated as of September 21, 1999, among MedImmune, Inc., Marlin Merger Sub Inc. and U.S. Bioscience, Inc. (U.S. Bioscience will furnish supplementally any Schedules to the Merger Agreement to the Commission upon request.)

        99.2 Stock Option Agreement, dated as of September 21, 1999, between MedImmune, Inc. and U.S. Bioscience, Inc.

        99.3 Amendment, dated as of September 21, 1999, to the Rights Agreement, dated as of May 19, 1995, between U.S. Bioscience Inc., and American Stock Transfer & Trust Company.

        99.4  Joint Press release issued September 21, 1999.



                                 SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    U.S. BIOSCIENCE, INC.



                                    By: /s/  Robert I. Kriebel
                                        -----------------------------------
                                        Name: Robert I. Kriebel
                                        Title: Executive Vice President and
                                               Chief Financial Officer


Date:  September 24, 1999



                               EXHIBIT INDEX


EXHIBIT NO.                   DESCRIPTION                            PAGE NO.
-----------                   -----------                            --------

99.1 Agreement and Plan of Merger, dated as of September 21, 1999, among MedImmune, Inc., Marlin Merger Sub Inc. and U.S. Bioscience, Inc. (U.S. Bioscience will furnish supplementally any Schedules to the Merger Agreement to the Commission upon request.)

99.2 Stock Option Agreement, dated as of September 21, 1999, between MedImmune, Inc. and U.S. Bioscience, Inc.

99.3 Amendment, dated as of September 21, 1999, to the Rights Agreement, dated as of May 19, 1995,between U.S.
             Bioscience, Inc. and American Stock Transfer & Trust
             Company.

99.4         Joint Press release issued September 21, 1999.